Exhibit 10.11

FIRST AMENDMENT TO LEASE

FIRST AMENDMENT TO LEASE, reference dated January 1, 2004, for that certain lease, reference dated March 28, 2000, made by and between The Four Amigos, A California Limited Partnership, Lessor and RedEnvelope, Inc., as Lessee, for the premises more commonly known as 4562 Alvarado Canyon Road, Suites A-M, described as approximately 13, 004 square feet of industrial space. Lessor and Lessee hereby agree to amend the following sections of said Lease effective January 1, 2004.

Paragraph 3.1 - Term: Lessor and Lessee agree that lease term shall be extended Twelve (12) months to end March 31, 2005.

Paragraph 4.1 - Base Rent: Lessor and Lessee agree that effective April 1, 2004 base rent shall increase to $12,353.80 per month plus operating expenses of $1,937.29 per month.

Paragraph 49 - Rent Escalations: Lessor and Lessee agree that base rent shall be adjusted annually per paragraph 49 however, rent shall be adjusted in April of each year beginning with April of 2005.

All other terms and conditions of said Lease shall remain in full force and effect.

BY: /s/ Brian R. Caster
Lessor: The Four Amigos,

A California Limited Partnership
Date: 2/9/04

BY: /s/ Susan A. Helscher
Lessee: RedEnvelope, Inc.
Date: 1/30/04